UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 21, 2016

Internap Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31989 (Commission File Number)	91-2145721 (IRS Employer Identification Number

One Ravinia Drive, Suite 1300, Atlanta, Georgia (Address of Principal Executive Offices)	30346 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Short-Term Incentive Plan

On February 21, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Internap Corporation (the “Company”) approved the 2016 Short-Term Incentive Plan (the “2016 STIP”). Under the 2016 STIP, certain employees (including named executive officers) may be eligible for a cash award after our 2016 fiscal year end. The cash award of employees of a business unit, including named executive officers within those business units, are based on both corporate financial targets and business unit financial targets. The cash award of all other employees, including all other named executive officers, are based solely on corporate financial targets. Awards to any participant for corporate financial targets and/or business unit financial targets are made on a prorated basis only if the threshold level for all of the corporate financial targets are achieved. Corporate financial targets are bookings net of churn (“BNoC”), revenue and adjusted earnings before interest, taxes, depreciation and amortization. Business unit financial targets are BNoC, revenue and/or operating margin (gross margin minus operating expenses) for the particular business unit.

The target incentives as a percentage of base salary for our Chief Executive Officer, Chief Financial Officer and Senior Vice Presidents (including our named executive officers) are up to 100% of base salary earned in 2016.

An award under the 2016 Plan is earned on the date payment is made to participants who have been continuously employed by the Company through the payment date. Notwithstanding the foregoing, if a participant has been involuntarily terminated without cause by the Company between December 31, 2016 and the payment date, the Compensation Committee will determine whether it would be appropriate to pay an award to the participant and whether any such award approved shall be paid earlier than the payment date to all other participants. If the Committee determines to pay an award to a participant in accordance with the preceding sentence, the payment of an award will be conditioned on the former employee/participant executing the Company’s then-standard form of general release.

If a participant has voluntarily resigned or has been terminated for cause prior to the date awards from the 2016 STIP are paid, if any, the participant shall not receive any award under the 2016 STIP. If a participant dies or becomes disabled before the date awards from the 2016 STIP are paid, if any, the Compensation Committee may, in its discretion, determine whether the participant has earned any award under the 2016 STIP.

The above description is qualified in its entirety by reference to the full text of the 2016 Short-Term Incentive Plan, which is being filed as Exhibit 10.1.

2016 Senior Executive Sales Incentive Plan

On February 21, 2016, our Compensation Committee approved the 2016 Senior Executive Sales Incentive Plan (the “ESIP”). Currently, two Senior Vice Presidents participate in the ESIP, one of whom is a named executive officer. Under the ESIP, participants may be eligible for monthly awards based on achievement of monthly and annual bookings and churn targets, with 80% of the incentive tied to bookings targets and 20% of the incentive tied to churn targets. There will be year-end true-ups for underpayment of the bookings component due to monthly performance fluctuations and annual BNOC achievement compared to target.

If either of the threshold monthly bookings and churn targets of 50% are not achieved, no payments will be made for that month for that component under the ESIP to any participant. The target incentive of participants is 50% of their annual base salary; the maximum ESIP payout can equal up to two times the target incentive based on the achievement of stretch bookings and churn targets. Any incentive compensation earned will be paid monthly, two months in arrears. The chief executive officer has sole discretion to determine any payment under the ESIP.

Participants in the ESIP are not eligible to participate in the 2016 STIP. A participant’s eligibility to receive payments under the ESIP following resignation, termination, death or disability, and the procedures under which such a payment (if any) would be made are substantially similar to those discussed above with respect to the 2016 STIP.

The above description is qualified in its entirety by reference to the full text of the 2016 Senior Executive Sales Incentive Plan, which is being filed as Exhibit 10.2.

2016 Senior Vice President Retention Program

On February 21, 2016, our Board of Directors approved the 2016 Senior Vice President Retention Program (the “Retention Program”). The Retention Program is administered by the Compensation Committee and consists of separate awards of cash and grants of restricted stock in the total amount of one times the participant’s 2016 incentive plan target (i.e., the 2016 STIP target or the ESIP target, as applicable):

1)	50% of the retention incentive will be made in cash: 50% will be paid on September 30, 2016 and 50% will be paid on March 31, 2017.

2)	The remaining 50% of the retention incentive will be granted on February 21, 2016 in the form of restricted stock, which will vest in three tranches: 30% will vest on August 30, 2016, 30% will vest on February 28, 2017 and 40% will vest on August 30, 2017.

The cash payments are in addition to any payments a participant may receive from his/her participation in the 2016 STIP or ESIP, as applicable. The restricted stock grants are in addition to any other grants made under the terms of the Company’s annual long-term incentive program. If a participant’s employment is terminated by the Company without cause or upon a change in control, any unpaid cash award and any unvested grant of restricted stock shall be payable and accelerated, as applicable, as of the date of termination or change in control. If a participant's employment is terminated voluntarily or terminated for cause by the Company, any unpaid cash award and unvested shares of restricted stock granted under the Retention Program would be forfeited.

Participation in the Retention Program is limited to individuals at the Senior Vice President level who are employed by the Company as of February 21, 2016, and is at the discretion and invitation of the chief executive officer.

The above description is qualified in its entirety by reference to the full text of the 2016 Senior Executive Sales Incentive Plan, which is being filed as Exhibit 10.3.

Item 9.01           Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	2016 Short Term Incentive Plan
10.2	2016 Senior Executive Sales Incentive Plan
10.3	2016 Senior Vice President Retention Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: February 25, 2016	By:	/s/ Kevin M. Dotts
Kevin M. Dotts
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	2016 Short Term Incentive Plan
10.2	2016 Senior Executive Sales Incentive Plan
10.3	2016 Senior Vice President Retention Program